Release:        August 21, 2017

CP ready to again deliver best-in-class service this crop year

Calgary, AB – Collaboration, communication and coordination are front and centre as Canadian Pacific (TSX: CP) (NYSE: CP) prepares to deliver best-in-class service in the 2017-2018 crop year.

CP's service offering to grain customers is driven by maximizing efficiency at the origin elevator and enhancing capabilities at the export terminal, all driving velocity in the rail portion of the complex grain supply chain.

“At CP, moving grain is embedded in our DNA and has been for more than a century,” said John Brooks, CP Senior Vice-President and Chief Marketing Officer. “While we have a long history of delivering for farmers, shippers and the North American economy, we are more focused now than ever on our relationships with our customers and on building the world-class grain supply chain that will deliver for the next century.”

CP's Dedicated Train Program (DTP) will be more important than ever in the 2017-18 crop-year, as more than 75 percent of CP’s grain service will use the innovative program. DTP provides customers with greater clarity and control of car supply to manage their supply chain. In the 2017-18 crop-year CP will look to expand the DTP’s power-on component, improving cycle times and efficiency by ensuring locomotive power is available as soon as loaded grain cars are ready to be moved.

“CP’s Dedicated Train Program continues to add tremendous value and create efficiencies for Viterra,” said Kyle Jeworski, CEO of Viterra. “Working in close collaboration with the CP sales and marketing team, we continue to drive innovation, accountability and opportunity within the overall grain supply chain.”
Grain is CP's largest line of business. For the 2016-17 crop-year, CP’s grain movements were consistent with the 2015-16 crop-year and 2 percent above our five-year average.
CP is driving towards a supply chain model capable of loading, transporting, and unloading 8,500-foot long, power-on, unit trains with a minimum of 134 hopper cars of export grain in Canada. Through infrastructure investment and collaboration with grain companies and port operators, this enhanced train model allows railways, elevators, and ports to increase throughput and better utilize resources. Grain elevator and port terminal infrastructure is being built and expanded to load and unload 8,500-foot trains clear of the mainline track.

CP’s investment in longer sidings and upgrades to its track network enable these longer trains to move seamlessly between elevators and ports. The 8,500-foot train model will carry a minimum of 134 grain hopper cars based on industry-average car lengths, 20 percent more grain than 112 car grain trains. As CP and the industry move towards shorter, higher-capacity cars, CP will be able to fit more cars and more grain on each 8,500-foot train. The end result is more grain transported to market more efficiently than ever before.
“Our dedicated sales and marketing team is working with our customers to understand their needs and develop industry-leading products and total transportation solutions that maximize supply chain performance,” Brooks said. “We are entering a phase of sustainable growth where we are putting more dots on the map and adding increased optionality for our customers – that’s exciting for us, for farmers, shippers and producers.”

For less-than unit train customers, CP’s Open Distribution is segmented to better fulfill the shipping needs to these end-markets. Customers who do not qualify for the DTP, or choose not to sign up for the program, can order cars in the Open Distribution program. Open Distribution allows shippers to input orders for four weeks, and as orders are filled, new orders can be placed.

CP has also launched an updated grain website at www.cpr.ca/grain and will continue to publish its weekly supply chain scorecard. These efforts are all part of on-going proactive outreach highlighting CP’s commitment to accountability and transparency as it relates to the grain supply chain.

Forward Looking Statement
This news release contains certain forward-looking information within the meaning of applicable securities laws relating, but not limited, to the implementation and results of CP's sales and marketing initiatives, operations, priorities and plans, anticipated performance, business prospects, programs and strategies. This forward-looking information also includes, but is not limited to, statements concerning expectations, beliefs, plans, goals, objectives, assumptions and statements about possible future events, conditions, and results of operations or performance. Forward-looking information may contain statements with words or headings such as "financial expectations", "key assumptions", "anticipate", "believe", "expect", "plan", "will", "outlook", "should" or similar words suggesting future outcomes.

Undue reliance should not be placed on forward-looking information as actual results may differ materially from the forward-looking information. Forward-looking information is not a guarantee of future performance. By its nature, CP's forward-looking information involves numerous assumptions, inherent risks and uncertainties that could cause actual results to differ materially from the forward looking information, including but not limited to the following factors: changes in business strategies; general North American and global economic, credit and business conditions; risks in agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; changes in commodity prices; uncertainty surrounding timing and volumes of commodities being shipped via CP; inflation; changes in laws and regulations, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; uncertainties of investigations, proceedings or other types of claims and litigation; labour disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; and various events that could disrupt operations, including severe weather, droughts, floods, avalanches and earthquakes as well as security threats and governmental response to them, and technological changes. The foregoing list of factors is not exhaustive. These and other factors are detailed from time to time in reports filed by CP with securities regulators in Canada and the United States. Reference should be made to "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Information" in CP's annual and interim reports on Form 10-K and 10-Q.

Readers are cautioned not to place undue reliance on forward-looking information. Forward looking information is based on current expectations, estimates and projections and it is possible that predictions, forecasts, projections, and other forms of forward-looking information will not be achieved by CP. Except as required by law, CP undertakes no obligation to update publicly or otherwise revise any forward-looking information, whether as a result of new information, future events or otherwise.

About Canadian Pacific
Canadian Pacific is a transcontinental railway in Canada and the United States with direct links to eight major ports, including Vancouver and Montreal, providing North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of CP. CP-IR

Contacts:
Media
Jeremy Berry
403-319-6227
Jeremy_Berry@cpr.ca

Alert_MediaRelations@cpr.ca

Investment Community
Maeghan Albiston
403-319-3591
investor@cpr.ca